Exhibit 99.1

Stanley Black & Decker Reports 3Q 2022 Results

Third Quarter Revenues of $4.1 Billion, Up 9% Versus Prior Year, Led By Acquisitions in Outdoor Power Equipment, Strong Industrial Growth and Price Realization

Global Cost Reduction Program On-Track For Long-Term Targets and Delivers $65 Million Pre-Tax Savings in the Third Quarter with a $290 Million Inventory Reduction

Advanced Initiatives to Focus and Simplify Company and Transform Supply Chain

New Britain, Connecticut, October 27, 2022 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2022 financial results.

•Third Quarter Revenues Of $4.1 Billion, Up 9% Versus Prior Year, Led By Acquisitions In Outdoor Power Equipment, Industrial Growth And Price Realization
•Third Quarter Diluted GAAP EPS Was $0.24; Excluding Charges, Adjusted Diluted EPS* Was $0.76
•Successful Completion Of The Electronic Security, Access Technologies And Oil & Gas Divestitures Further Focuses Stanley Black & Decker's Portfolio On Its Core Businesses And Supported $3.3 Billion Third Quarter Debt Reduction
•Updating Full Year 2022 Diluted GAAP EPS Guidance Range To $0.10 to $0.80 (From $0.80 to $2.05); Adjusted Diluted EPS* To $4.15 to $4.65 (From $5.00 - $6.00); Fourth Quarter Free Cash Flow Expected To Approximate $0.3 to $0.6 Billion

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “We made tangible progress in transforming our business during the third quarter as we improved customer fill rates, deployed a new organizational structure, implemented cost controls, and actively reduced our inventories. While the macroeconomic environment remains challenging, notably consumer and European demand weakness as well as cost inflation, there were relative bright spots with continued strength in professional construction and industrial customer demand, as well as incremental progress unlocking global supply chain constraints.

“Today we are a more focused company, centered around our market leadership positions in Tools & Outdoor and Industrial, and built upon the strength of our people and culture. Our new organizational structure is largely in-place and we are accelerating our supply chain transformation to better serve our customers
*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
and improve efficiency. We are continuing to invest in our iconic brands and are launching new advances in innovation, including the expansion of our DEWALT POWERSTACK battery technology and DEWALT FLEXVOLT System. Overall, we remain confident that our strategy and priorities position the Company for strong, sustainable long-term growth, cashflow generation, profitability and shareholder return.”

The Company’s primary areas of strategic focus are:

•Continuing to advance innovation, electrification and global market penetration to achieve organic growth of 2-3x the market
•Streamlining and simplifying the organization, as well as shifting resources to prioritize investments that we believe have a positive and more direct impact on our customers
•Accelerating the operations and supply chain transformation to improve fill rates and better match the needs of our customers while improving gross margins back to historical 35%+ levels
•Prioritizing cash flow generation and inventory optimization

The Company's results represent continuing operations and exclude the Security divestiture. Supplementary historical financial information reflecting the Security divestiture recorded in discontinued operations is available on the investor section of the website or can be accessed directly through the following link: Supplemental Historical Financial Information.

3Q’22 Key Points:

•Net sales for the quarter were $4.1 billion, up 9% versus prior year driven by strategic outdoor power equipment acquisitions (+16%) and price realization (+8%), partially offset by lower volume (-10%), currency (-4%) and divestitures (-1%).

•Gross margin for the quarter was 24.7%. Adjusted gross margin* was down 760 basis points from prior year, as price realization was more than offset by commodity inflation, higher supply chain costs including the impact of planned production curtailments, and lower volume.

•SG&A was 19.4% of sales for the quarter. Excluding charges, third quarter adjusted SG&A expenses* were 18.4% of sales, down 160 basis points versus prior year due to the successful implementation of cost control actions.

•Operating margin was 5.3% of sales for the quarter. Excluding charges, operating margin* was 6.2% of sales. The mix impact of Outdoor
*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
acquisitions was approximately 105 basis points dilutive to operating margin.

•The tax rate was a benefit for the quarter. Excluding charges, the adjusted tax rate* was (1.3%) reflecting the impact of discrete tax benefits and mix, which favored lower earnings in higher tax jurisdictions.

•Inventory at the end of the quarter was $6.3 billion, down $290 million sequentially reflecting the benefit from our production curtailments. Net working capital however, sequentially increased by approximately $265 million primarily due to lower payables, as a result of reduced production schedules. The Company expects continued inventory reduction in the fourth quarter, which will translate to net working capital improvement and positive cash flow.

Third Quarter 2022 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges*	Profit Rate	Profit Rate Ex-Charges*

Tools & Outdoor	$3,495	$228.4	$10.6	$239.0	6.5%	6.8%

Industrial	$625	$68.4	$1.0	$69.4	10.9%	11.1%
1 See Acquisition-Related And Other Charges On Page 5

•Tools & Outdoor net sales increased 10% versus 3Q’21 as the acquisitions of MTD and Excel (+18%) and price (+7%) were partially offset by lower volume (-12%) and currency (-3%). The overall organic decline (-5%) was a result of lower consumer and DIY market demand. Regional year-over-year organic revenue included: Emerging markets (-2%), North America (-4%), and Europe (-12%). U.S. retail point-of-sale demand was supported by price increases and professional demand, which remained stable compared to levels exiting the second quarter 2022. The Tools & Outdoor segment profit rate*, excluding charges, was 6.8%. Excluding charges and outdoor acquisitions**, the segment profit rate* was 8.2%. The segment profit rate*, excluding charges, declined from 15.5% in third quarter 2021 as the benefit from price realization was more than offset by commodity inflation, higher supply chain costs, production curtailment costs and lower volume.

** Excludes acquisition sales of $579.8 million and acquisition operating margin of $(0.6) million.
*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
•Industrial net sales increased 5% versus third quarter 2021 as price (+9%) and volume (+5%) were partially offset by currency (-6%) and the Oil & Gas divestiture (-3%). Engineered Fastening organic revenues were up 15%, with growth in the aerospace, automotive and general industrial markets. Infrastructure organic revenues were up 12%, with attachment tools delivering 19% growth, with a continued strong backlog. The Industrial segment profit rate*, excluding charges, was 11.1%, up 340 basis points versus prior year, as volume growth and price realization were partially offset by commodity inflation and higher supply chain costs.

Global Cost Reduction Program Update

The Company advanced a series of initiatives in the third quarter designed to generate cost savings by resizing the organization and reducing inventory with the ultimate objective of driving long-term growth, improving profitability and generating strong cash flow. These initiatives are expected to optimize the cost base as well as provide a platform to fund investments to accelerate growth in the core businesses. The Company remains on track and expects these initiatives to generate cost savings of approximately $150 to $200 million in 2022, $1 billion by the end of 2023 and grow to approximately $2 billion by 2025.

During the third quarter, the Company realized $65 million of savings primarily from lower headcount and indirect spend reductions. In addition, the Company reduced inventory by $290 million sequentially and expects further inventory and working capital reductions in the fourth quarter to support free cash flow generation.

2022 Outlook

Corbin Walburger, Interim CFO, commented, “We have substantially completed our initiatives focused on streamlining the organization and are taking additional measures to adjust our cost base and inventory levels over the next 6 to 9 months. While the impact of planned production curtailments temporarily increases our manufacturing costs and weighs on margins, we are improving inventory turns and prioritizing cash generation to position the Company for gross margin expansion and balance sheet strength in 2023 and beyond.”

The Company is revising its 2022 EPS outlook to $0.10 to $0.80 on a diluted GAAP basis from $0.80 to $2.05, and on a Non-GAAP adjusted basis to $4.15 to $4.65 from $5.00 to $6.00.

Free cash flow is expected to be $0.3 to $0.6 billion in the fourth quarter. Stanley Black & Decker remains focused on disciplined capital allocation, and intends to
*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
balance share repurchase activity with its commitment to dividends, debt reduction and strong investment grade credit ratings.

Key assumption changes to the Company’s prior EPS outlook at the midpoint include:

•Lower fourth quarter revenue, primarily driven by Europe (-$0.30)
•Currency translation (-$0.23)
•Higher production curtailment and destocking costs (-$0.82)
•Tax impact from lower earnings (+$0.25)

These assumptions imply a muted second half adjusted net income due to turning high-cost inventory and the cost implications of planned production curtailments, however this is a strategic choice as we prioritize cashflow generation through inventory reductions.

The difference between 2022 GAAP and adjusted EPS guidance is $3.85 to $4.05, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring expenses, a voluntary retirement program, the Russia business closure, integration-related costs, non-cash impairment charge for Oil & Gas, and non-cash inventory step-up charges.

Acquisition-Related And Other Charges

Total pre-tax acquisition-related and other charges in the third quarter of 2022 were $118.7 million, primarily related to restructuring expenses and integration-related costs. Gross profit included a net benefit of $2.5 million while SG&A included $41.3 million of these charges. Other, net and Restructuring included $2.7 million and $68.6 million of these charges, respectively. In addition, the Company recognized a $8.6 million pre-tax loss on the sale of the Oil & Gas business.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
Earnings Webcast

The Company will host a webcast with investors today, October 27, 2022, at 8:00 am ET. A slide presentation, which will accompany the call, will be available at www.stanleyblackanddecker.com/investors and will remain available after the call.
The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is the world's largest tool company operating manufacturing facilities worldwide. Guided by its purpose – for those who make the world – the company's approximately 60,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world's makers, creators, tradespeople and builders. The company's iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER® and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Senior Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic sales growth, or organic growth, is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 13 through 16. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not achieve the intended financial benefits from the acquisitions of MTD and Excel including failure to achieve the Company’s plans to design, develop and manufacture battery and electric-powered solutions for professional and residential users; and (xxix) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic growth of 2-3 times the market; streamlining and simplifying the organization, as well as shifting resources to prioritize investments believed to have a positive and more direct impact to customers; accelerating the operations and supply chain transformation to improve fill rates and better match the needs of its customers while improving gross margins back to historical 35%+ levels; prioritizing cash flow generation and inventory optimization; leveraging strategic sourcing and contract manufacturing; consolidating facilities and optimizing the distribution network; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design and inventory optimization; and platforming products.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law
*Non-GAAP Financial Measure As Further Defined On Page 8